    Exhibit 10.3
Form of RSU Award Agreement for Non-Employee Directors

Name:    [●]
Number of RSUs:    [●]
Date of Grant:    [●]
Vesting Commencement Date    [●]

MERSANA THERAPEUTICS, INC.
2017 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
This agreement (this “Agreement”) evidences a grant of restricted stock units (“RSUs”) by Mersana Therapeutics, Inc. (the “Company”) to the individual named above (the “Grantee”) in consideration of services rendered and to be rendered to the Company by the Grantee, pursuant to and subject to the terms of the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meanings as in the Plan.

1.Grant of RSUs. The Company grants to the Grantee on the date set forth above (the “Date of Grant”) the number of RSUs set forth above, giving the Grantee the conditional right to receive, with respect to each RSU granted hereunder, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”), subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.
The RSUs are granted to the Grantee in connection with the Grantee's ongoing service as a director of the Company.
2.Vesting; Cessation of Service.

(a)Vesting. Unless earlier terminated, forfeited, relinquished or expired, the RSUs will vest as to [●]% of the Shares on [●] ([each,] a “Vesting Date”), subject to Grantee's continued service as a director of the Company through such Vesting Date.

(b)Cessation of Service. If the Grantee ceases to perform services as a director of the Company for any reason, except as expressly provided for in this Section 2(b) or in any other agreement between the Grantee and the Company or its Affiliate, the RSUs, to the extent not then vested, will be immediately forfeited. The RSUs will vest in full upon a termination of the Grantee’s service as a director of the Company due to the Grantee’s death or disability or immediately prior to a Corporate Transaction that constitutes a change in control event (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i)).

3.Delivery of Shares. Subject to Section 4 below, the Company shall, as soon as practicable upon the vesting of any RSUs subject to this Agreement (but in no event later than 30 days following a Vesting Date), effect delivery of the Shares with respect to such vested RSUs to the Grantee (or, in the event of the Grantee's death, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to this Agreement unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.
4.Forfeiture; Recovery of Compensation.
(a)The RSUs, and the proceeds from the exercise or disposition of the Shares, will be subject to forfeiture and disgorgement to the Company, with interest and related earnings, if at any time the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)By accepting, or being deemed to have accepted, the RSUs, the Grantee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the RSUs, including the right to any Shares or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the

Plan (including any successor provision). Nothing in the preceding sentence may be construed as limiting the general application of Section 7 of this Agreement.

5.Nontransferability. The RSUs may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6.Withholding. The Grantee acknowledges and agrees that, to the extent the Company is required to withhold any taxes in connection with the vesting of the RSUs, the Company has the right to deduct from payments of any kind otherwise due to the Grantee any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. The Company shall not deliver any Shares to the Grantee until it is satisfied that all required withholdings have been made.

7.Effect on Service. This grant of the RSUs will not give the Grantee any right to be retained in the service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to terminate the Grantee's service at any time, or affect any right of the Grantee to terminate his or her service with the Company at any time.

8.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished or made available to the Grantee. By accepting, or being deemed to have accepted, all or any part of the RSUs, the Grantee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.